UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2008
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Other Jurisdiction of Incorporation)	000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)
118-29 Queens Boulevard, Forest Hills, New York 11375
(Address of principal executive offices) (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)  On December 11, 2008, the Board of Directors of JetBlue Airways Corporation (the “Company”, we or us) increased the number of members of the Board of Directors to twelve and appointed Peter Boneparth to fill the newly created vacancy. Mr. Boneparth, age 49, comes to the Company after having served as president and CEO of the Jones Apparel Group, a leading designer and marketer of apparel brands.  Prior to that, he served as CEO of Jones Moderate Division and was CEO, president, and a board member of McNaughton Apparel Group. Mr. Boneparth also spent 10 years in the investment banking field and previously practiced law with a private firm.
The Company’s Board of Directors does not expect to appoint Mr. Boneparth to a committee at this time. There are no arrangements or understandings between Mr. Boneparth and any other person pursuant to which he was selected as a director nor are there any transactions in which Mr. Boneparth has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Boneparth will be compensated in accordance with the Company’s publicly disclosed director compensation policies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: December 16, 2008	By:	/s/ Edward Barnes
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)